EXHIBIT 4.1

FORM OF SUBSCRIPTION AGREEMENT

FOR SHARES OF COMMON STOCK OF

ROYALTY FLOW INC.

This Subscription Agreement confirms the agreement of the undersigned (the “Subscriber”) to subscribe for and purchase        1 shares of class A common stock, $0.001 par value per share (the “Shares”), of Royalty Flow Inc., a Delaware corporation (the “Company”), for a purchase price of $7.50 per Share, for a total purchase price of the number of Shares times the price per Share (“Subscription Price”), subject to the terms, conditions, acknowledgments, representations and warranties stated herein and in the Final Offering Circular, dated , 2018 (the “Circular”) for the offer and sale of the Shares by the Company (the “Offering”). Capitalized terms used but not defined herein shall have the meanings given to them in the Circular.

1. Subscriber hereby authorizes Maxim Group LLC as the Lead Selling Agent to debit funds equal to the aggregate amount of the Subscription Price from Subscriber’s account at [_______]2. Alternatively, Subscriber shall initiate a wire transfer of immediately available funds representing the Subscription Price from its own bank account to the escrow account for the Offering maintained by Prime Trust, LLC as described in the Circular (the “Escrow Account”). Subscriber understands that if Subscriber wishes to purchase Shares, Subscriber must (a) complete this Subscription Agreement and (b) have sufficient funds in Subscriber’s account at the time of the execution of this Subscription Agreement or have funded Subscriber’s Subscription Price into the Escrow Account.

2. Subscriber acknowledges and agrees that:

(a)	Subscriber (i) if a U.S. individual, must subscribe for a minimum of 300 Shares and (ii) if a non-U.S. individual or an entity must subscribe for a minimum of 300 Shares;

(b)	the Company may accept or reject the subscription for Shares undertaken hereby in whole or in part for any reason or no reason. This subscription shall be deemed to be accepted only when this Agreement has been signed by an authorized officer or agent of the Company, and the deposit of the payment of the Subscription Price for clearance will not be deemed an acceptance of this Agreement. If funds representing the subscription for Shares undertaken hereby have been released from the Subscriber’s account and the subscription is rejected, funds related the rejected subscription will be returned to the Subscriber without interest or deduction;
________________

1 Insert here to number of Shares being subscribed for.

2 Insert here the name of the selling agent/broker or other account where subscription funds are held by subscriber.

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(c)	if the Company accepts the subscription undertaken hereby, Subscriber’s subscription will as a result become irrevocable; and

(d)	in the event that the Offering is terminated, the Shares will not be sold to investors in the Offering, and if funds representing the subscription for Shares undertaken hereby have been released from the Subscriber’s account, all subscription funds will be returned to the Subscriber without interest or deduction.

3. In order to induce the Company to accept this Subscription Agreement and as further consideration for such acceptance, Subscriber hereby makes, adopts, confirms and agrees to all of the following covenants, acknowledgments, representations and warranties with the full knowledge that the Company and its affiliates will expressly rely thereon in making a decision to accept or reject this Subscription Agreement:

(a)	Investor Information (Subscriber must include a permanent street address even if Subscriber’s mailing address is a P.O. Box.)

Individual/Beneficial Owner:

Name:

Tax ID Number:

Street Address:

City:

Region:

Postal Code:

Country:

Phone Number:

Email Address:

Joint-Owner/Minor: (If applicable.)

Name:

Tax ID Number:

Street Address:

City:

Region:

Postal Code:

Country:

Phone Number:

Email Address:

(b)	Investor Eligibility Certifications. Subscriber understands that to purchase Shares, Subscriber must either be an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933 (the “Act”), or, unless the Shares issued in the Offering initially trade on a national securities exchange, Subscriber must limit its investment in the Shares to a maximum of: (i) 10% of Subscriber’s net worth or annual income, whichever is greater, if Subscriber is a natural person; or (ii) 10% of Subscriber’s revenues or net assets, whichever is greater, for the most recently completed fiscal year, if Subscriber is a non-natural person. Subscriber understands that if Subscriber is a natural person, Subscriber should determine “net worth” for purposes of these representations by calculating the difference between Subscriber’s total assets and total liabilities. Subscriber understands this calculation must exclude the value of Subscriber’s primary residence and may exclude any indebtedness secured by Subscriber’s primary residence (up to an amount equal to the value of such primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

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(c)	Subscriber represents and warrants that Subscriber meets the qualifications to purchase Shares because either (check one):

•	if Subscriber is not an “accredited investor” (see the “Plan of Distribution” section of the Circular and below for a definition of “accredited investor”), the aggregate purchase price for the Shares Subscriber is purchasing in the Offering does not exceed (A) 10% of the greater of annual income or net worth, whichever is greater (for natural persons); or (B) 10% of the greater of annual revenue or net assets, whichever is greater, at fiscal year-end (for non-natural persons); or

•	Subscriber is an “accredited investor” based on the fact that it meets at least one of the following requirements (check all that apply):

•	he or she is a natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds $1,000,000, excluding (i) the value of such natural person’s primary residence, (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability), and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

•	he or she is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and who has a reasonable expectation of reaching the same income level in the current year;

•	it is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

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•	it is a bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(a)(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; or an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

•	he or she is a director or executive officer of the Company;

•	it is an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

•	it is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring Offered Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Act; or

•	it is an entity in which all of the equity owners are accredited investors.

(d)	Subscriber has received, reviewed and understands the contents of the Circular, including the section thereof captioned “Risk Factors”. Subscriber acknowledges that the Company is a recently formed company with no operating history and therefore an investment in the Shares carries significant risks, whether or not those risks are explicitly set out in the Circular. The Circular may be accessed at: www.m-vest.com/royaltyflow. Subscriber acknowledges that no representations or warranties have been made to Subscriber, or to Subscriber’s advisors or representatives, by the Company or any of its officers, directors, employees or agents, or other third parties, with respect to the business or prospects of the Company or its financial condition.

(e)	Subscriber has reviewed and accepts the Company’s charter and bylaws as filed with the Securities and Exchange Commission.

(f)	Subscriber is purchasing the Shares for Subscriber’s own account and for investment purposes.

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(g)	Subscriber acknowledges that the price of the Shares has been determined by the Company in consultation with the Lead Selling Agent.

(h)	Subscriber is empowered, authorized and qualified to consummate the purchase of the Shares.

(i)	Subscriber maintains Subscriber’s domicile (and is not a transient or temporary resident) at the address shown on the signature page to this Agreement.

(j)	Subscriber is not listed on or owned or controlled by individuals listed on, or acting as an agent, representative, intermediary or nominee for any person identified on, the list of blocked or sanctioned persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury; the United Nations Security Council Committee; Her Majesty’s Treasury, United Kingdom; or the European Union (“Sanctions Target”). The Subscriber has complied with, and will continue to comply with, and will not cause the Company to violate, all applicable U.S. sanctions laws, regulations, directives, and executive orders, is not located in, and not undertaken prohibited activity relating to U.S. embargoed countries, including Iran, Syria, North Korea, and Crimea (“Sanctioned Countries”). The Subscriber will not involve or include, directly or indirectly, any person or country/territory that is a Sanctions Target or Sanctioned Countries in any of its dealings with the Company or related to this Subscription Agreement, or use any funds in furtherance of transactions, directly or indirectly, with or on behalf of any Sanctions Targets or Sanctioned Countries, including, without limitation, using funds in any business with or involving entities, owned or controlled by Sanctions Targets or Sanctioned Countries. In addition, the Subscriber has. complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering, including but not limited to the following laws: (1) those of the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56; and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

(k)	Subscriber represents and warrants that no funds used to pay the Subscription Price are derived from any criminal activity or related to any criminal source.

(l)	Subscriber acknowledges that Subscriber should consult its own legal, financial and tax advisers with respect to the tax consequences of a purchase of the Shares in Subscriber’s particular circumstances, and that neither the Company nor the Lead Agent nor any person or entity acting on their behalf has provided any legal, tax or financial advice to the Subscriber in connection with Subscriber’s investment in the Shares.

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(m)	For Non-U.S. Subscribers: Subscriber makes the additional representations and certifications set forth on Annex A.

4. By making the foregoing representations Subscriber has not waived any right of action Subscriber may have under federal or state securities law. Any such waiver would be unenforceable. The Company will assert Subscriber’s representations as a defense in any subsequent litigation where such assertion would be relevant.

5. This Subscription Agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of New York without giving effect to the principles of conflict of laws.

6. Digital (“electronic”) signatures, often referred to as an “e-signature”, enable paperless contracts and help speed up business transactions. The 2001 E-Sign Act was meant to ease the adoption of electronic signatures. The mechanics of this Subscription Agreement’s electronic signature include Subscriber’s signing this Agreement below by adopting a signature and clicking signature tags, with the underlying software recording Subscriber’s IP address and browser identification, the timestamp, and a securities hash within an SSL encrypted environment. This electronically signed Subscription Agreement will be available to both Subscriber and the Company, as well as any associated Lead Selling Agent, so they can store and access it at any time. Subscriber and the Company each hereby consent and agree that electronically signing this Subscription Agreement constitutes Subscriber’s signature, acceptance and agreement as if actually signed by Subscriber in writing. Further, all parties agree that no certification authority or other third party verification is necessary to validate any electronic signature; and that the lack of such certification or third party verification will not in any way affect the enforceability of Subscriber’s signature or resulting contract between Subscriber and the Company. Subscriber understands and agrees that Subscriber’s e-signature executed in conjunction with the electronic submission of this Subscription Agreement shall be legally binding and such transaction shall be considered authorized by Subscriber. Subscriber agrees that Subscriber’s electronic signature is the legal equivalent of a manual signature on this Subscription Agreement and that Subscriber consents to be legally bound by this Subscription Agreement’s terms and conditions. Furthermore, Subscriber and the Company each hereby agree that all current and future notices, confirmations and other communications regarding this Subscription Agreement specifically, and future communications in general between the parties, may be made by email, sent to the email address of record as set forth in this Subscription Agreement or as otherwise from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties. If any such electronically sent communication fails to be received for any reason, including but not limited to such communication being diverted to the recipient’s spam filters by the recipient’s email service provider, or due to a recipient’s change of address, or due to technology issues by the recipient’s service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to Subscriber, and if Subscriber desires physical documents then Subscriber agree to be satisfied by directly and personally printing, at Subscriber’s own expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that Subscriber desires.

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Subscriber’s Consent is Hereby Given: By signing this Subscription Agreement electronically, Subscriber is explicitly agreeing to receive documents electronically including a copy of this signed Subscription Agreement as well as ongoing disclosures, communications and notices.

7. BY ELECTRONICALLY SIGNING THIS AGREEMENT, SUBSCRIBER CERTIFIES THAT SUBSCRIBER HAS THE AUTHORITY TO ENTER INTO THIS SUBSCRIPTION AGREEMENT ON BEHALF OF THE PERSON(S) OR ENTITY FOR WHOSE ACCOUNT THIS SUBSCRIPTION IS PLACED.

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SIGNATURES:

Subscriber:

_________________________________

Name:

Email:

Date:

Subscription Accepted:

ROYALTY FLOW INC:

_________________________________

Name:

Email:

Title:

[Signature Page to Royalty Flow Inc. Subscription Agreement]

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Annex A

Representations of Non-U.S. Subscribers

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